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                                 EXHIBIT 10.8



                           MEMORANDUM AND AMENDMENT

     This memorandum and amendment (the "Memorandum"), dated as of May 31, 1999, is by and among ITXC Corp. ("ITXC"), TeleNova Comunicacoes Ltda. ("TeleNova") and Telesisa Sistemas emTelecomunicacoes S.A. ("Telesisa") for the purposes of setting forth certain procedural matters pertaining to the Joint Venture Agreement, dated as of July 19, 1998, between ITXC and TeleNova, as amended (as amended, the Agreement"), and amending certain portions of the Agreement. All capitalized terms in this Memorandum that are not defined in this Memorandum have the meanings ascribed to such terms in the Agreement. Each Party (i.e., ITXC, TeleNova, and Telesisa) hereby acknowledges and agrees as follows:

     1. TeleNova and Telesisa acknowledge that on or before May 17, 1999, ITXC provided it with written notice that ITXC intends to effect an IPO (the "IPO Notice") and intends to file a Registration Statement with the SEC on or before June 30, 1999.

     2. To the extent, if any, that the Agreement requires ITXC to provide TeleNova and Telesisa with the IPO Notice at least sixty days prior to the initial filing of the Registration Statement, TeleNova and Telesisa hereby waive that requirement and a knowledge that ITXC shall be deemed to have given sufficient notice of the IPO for purposes of Section 16.3 of the Agreement.

     3. TeleNova and Telesisa waive any and all rights that they may have to exercise the IPO Put Right described in Section 16.3.2 of the Agreement.

     4. The definition of "Pre-IPO Period" in Section 16.3.1 of the Agreement for the purpose of the calculation of Trailing ITXC Revenues shall remain as in effect before the execution of this Memorandum and Understanding; however, solely for the purpose of the calculation of Trailing Company Revenues, such definition is hereby amended to provide as follows:

     "`Pre-IPO Period' shall mean the six month period from March 1, 1999 through and including August 31, 1999."

     5. ITXC waives any right that it may have to presently exercise its call rights under Section 16.3.3 of the Agreement. In lieu of such rights, Section
16.3.3 of the Agreement is hereby amended in its entirety to provide as follows:

     "IPO Call Right.  At any time during the period from September 1, 1999
      --------------
     through and including the later of (i) September 15, 1999 and (ii) the tenth calendar day after the Company provides ITXC with its financial statements for the period from March 1, 1999 through August 31, 1999, ITXC may give notice to any Non-ITXC Party (a "Non-Put Party") that ITXC intends to exercise its call rights pursuant to this Section 16.3.3. Such notice shall include and be accompanied by the full text of the investment letter, lock-up letter and legend or legends referred to in Section 16.3.5(a) and 16.3.5(b) of the Agreement. Such notice shall be preceded by a telephonic meeting between ITXC and the Non-ITXC Parties, scheduled at ITXC's convenience, in order to set forth procedural matters pertaining to the exercise of ITXC's call rights. In the event that (a) ITXC provides a Non-Put Party with notice of exercise of its call rights in a timely and appropriate manner and (b) ITXC consummates its IPO on or before November 30, 1999, then, at a closing (the "Closing") to be held on the later of the fifteenth day after such Non-Put Party receives such notice and the day on which the IPO is consummated, ITXC shall purchase from such Non-Put Party, and such Non-Put Party shall sell to ITXC, all of such Non-Put Party's Quotas at a purchase price equal to the IPO Call Price multiplied by such Non-Put Party's Fraction. In the event that the IPO is not consummated on or before November 30, 1999 for any reason, the Closing shall not be held and the exercise of such call rights shall be void and of no effect. At the option of such Non-Put Party, such purchase price may be paid in cash or in shares of ITXC's Common Stock, valued at the IPO Price, or in such combination of cash and such shares as such Non-Put Party shall determine, provided that such determination is made within five business days after ITXC notifies such Non-Put Party that it intends to exercise its call rights pursuant to this Section 16.3.3. For purposes of this Agreement, the IPO shall be deemed to be consummated on the first date on which the proceeds of the IPO are paid to ITXC."

     6.  The Parties acknowledge that the deliveries contemplated by Section
16.3.5 (a) of the Agreement shall be made prior to the Closing.

     7. If ITXC exercises its call pursuant to Section 16.3 of the Agreement, ITXC will, promptly after such information is available to ITXC, provide to each Non-ITXC Party the data necessary to calculate the Trailing ITXC Revenues (i.e., ITXC's revenues during the Pre-IPO Period). ITXC will also provide each Non-ITXC Party with its current estimate of the IPO Value and will update that estimate from time to time through the time that the IPO Price is ultimately determined.

     8. Under the United States securities laws, it is essential that the information provided by ITXC to each Non-ITXC Party with respect to the proposed IPO be held in strict confidence. Each Non-ITXC Party will maintain the confidentiality of such information, except to the extent that ITXC makes such information public at a later date. All information to be supplied by ITXC

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pursuant to paragraph 7 above will be held in confidence by each Non-ITXC Party pursuant to Article 9 of the Agreement.

     9.  In all other respects, the Agreement remains in full force and effect.

    10. In the event that (i) the Registration Statement relating to the IPO for which notice has been acknowledged in Section 1 hereof is not initially filed with the SEC on or before June 30, 1999 or (ii) such IPO is not consummated as contemplated by Section 16.3.3 of the Agreement on or before November 30, 1999, this Memorandum and Amendment shall be void and the Agreement shall be deemed to contain each of the terms set forth in the Agreement immediately prior to the execution of this Memorandum and Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date first above stated.

ITXC CORP.


  /s/ Tom Evslin
By:__________________________
  Tom Evslin, Chairman

TELESISA SISTEMAS EMTELECOMUNICACOES S.A.


  /s/ Antonio Borrali  /s/ Rubers Frangiotti
By:__________________________________________
   President          Administrative Director

TELENOVA COMUNICACOES LTDA.


  /s/ Hiran Margues
By:_________________________________
  Hiran Margues, G.A.


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